UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 11, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 1.01.	Entry into Material Definitive Agreement.

On September 11, 2006, Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”) entered into an Agreement (the “Agreement”) with Timothy J. Parrott setting forth arrangements regarding Mr. Parrott’s resignation from the Board of Directors of Pinnacle effective as of August 31, 2006 (the “Retirement Date”), which resignation was previously reported by Pinnacle on the Current Report on Form 8-K filed on August 24, 2006 and Amendment 1 thereto filed on September 1, 2006. As previously reported, Mr. Parrott elected to resign from Pinnacle’s Board of Directors in connection with accepting the position of President and CEO of Aristocrat Technologies, Inc., a wholly-owned subsidiary of Aristocrat Leisure Ltd., a gaming equipment manufacturing company.

Under the Agreement, all Pinnacle stock options previously granted to Mr. Parrott vested on the Retirement Date. The total number of shares of Pinnacle common stock covered by such outstanding stock options as of the Retirement Date is 43,600. Mr. Parrott shall have 90 days from the Retirement Date to exercise said options, except in respect of the options granted June 18, 2002 (of which 3,600 options remain outstanding) which must be exercised within 30 days from the Retirement Date. Additionally, under the Agreement, Mr. Parrott is entitled to continued coverage under Pinnacle’s medical plan until the earlier of (i) 12 months from the Retirement Date or (ii) the date he is eligible for, or covered by, any other medical plan.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, which is attached as Exhibit 10.1 hereto, and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description
Exhibit 10.1	Agreement between Pinnacle and Timothy J. Parrott

SIGNATURES

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC. (Registrant)

Date: September 15, 2006	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Agreement between Pinnacle and Timothy J. Parrott